Exhibit 21

Subsidiaries of A. Schulman, Inc.

Name	Jurisdiction of Incorporation/Organization
A. Schulman Plastics, BVBA(10)	Belgium
A. Schulman Holding Company France(2)	France
A. Schulman, S.A.S.(3)	France
A. Schulman Plastics, S.A.S.(3)	France
A. Schulman GmbH(9)	Germany
A. Schulman, Inc., Ltd.(3)	United Kingdom
A. Schulman Canada, Ltd.	Ontario, Canada
A. Schulman AG(2)	Switzerland
A. Schulman Custom Compounding NE, Inc.	Massachusetts
ASI Investments Holding Co.	Delaware
ASI Akron Land Co.	Delaware
A. Schulman International, Inc.	Delaware
Innovacion y Desarrollo en Materiales Avanzados A.C.(17)	Mexico
A. Schulman de Mexico, S.A. de C.V.(4)	Mexico
ASI Employment, S.A. de C.V.(4)	Mexico
AS Mex Holding, S.A. de C.V.(5)	Mexico
A. Schulman Polska Sp. z O.O.(2)	Poland
A. Schulman Plastics S.r.l.(2)	Italy
A. Schulman International Services BVBA(2)	Belgium
A. Schulman Hungary Kft.(1)	Hungary
PT A. Schulman Plastics, Indonesia(7)	Indonesia
A. Schulman Plastics S.L.(10)	Spain
A. Schulman Europe GmbH & Co. KG(14)	Germany
A. Schulman Plastics (Dongguan) Ltd.(1)	China
A. Schulman Italia S.p.A.(2)	Italy
A. Schulman Asia Limited	Hong Kong
AS Worldwide, LLC	Delaware
AS Worldwide LLC & Cie, S.C.S.	Luxembourg
A. Schulman S.ár.l(11)	Luxembourg
A. Schulman Holdings S.ár.l(8)	Luxembourg
A. Schulman Nordic AB(2)	Sweden
DeltaPlast BVBA(2)	Belgium
A. Schulman Plastik Sanayi Ve Tic A.S.(2)	Turkey
A. Schulman Holdings (France) SAS(6)	France
A. Schulman Europe Verwaltungs GmbH(3)	Germany
A. Schulman Plastics s.r.o.(2)	Slovakia
Surplast S.A.(30)	Argentina
Bayshore Industrial, L.L.C.(16)	Texas
Courtenay Polymers Pty Ltd.(26)	Australia
ICO (UK) Limited(22)	United Kingdom
Elian SAS(22)	France

	A. Schulman Europe International B.V.(31)	The Netherlands
	ICO Global Services, Inc.(15)	Delaware
	A. Schulman Australia Pty. Ltd.(21)	Australia
	ICO Holdings New Zealand Limited(21)	New Zealand
	ICO Holland B.V.(22)	The Netherlands
	ICO P&O, Inc.(12)	Delaware
	A. Schulman Plasticos do Brasil Ltda.(29)	Brazil
	ICO Polymers France S.A.S.(22)	France
	ICO Polymers Italy S.r.l.(22)	Italy
	A. Schulman LLC(22)	Russia
	ICO Polymers North America, Inc.(19)	New Jersey
	ICO-Schulman, LLC	Texas
	ICO Technology, Inc.(18)	Delaware
	J.R. Courtenay (N.Z.) Limited(24)	New Zealand
	A. Schulman Plastics (Malaysia) SDN. BHD. (25)	Malaysia
	Soreco S.A.S.(23)	France
	Wedco Technology, Inc.(18)	New Jersey
	A. Schulman Plastics India PL(13)	India
	The Innovation Company, S.A. de C.V.(16)	Mexico
	Worldwide LP LLC(16)	Delaware
	ICO Polymers, Inc.(16)	Delaware
	ICO Europe C.V.(20)	The Netherlands
	ICO Petrochemical Cayman Islands(21)	Cayman Islands
	ICO Holdings LLC(18)	Texas
	ICO Polymers Cayman Islands(28)	Cayman Islands
	ICO Australia RE Holdings Pty. Ltd.(27)	Australia

(1)	Owned by A. Schulman Europe GmbH & Co. KG
(2)	Owned by A. Schulman Plastics, BVBA
(3)	Owned by A. Schulman Holdings (France) S.A.S.
(4)	Owned by AS Mex Hold, S.A. de C.V.
(5)	Owned by A. Schulman International, Inc.
(6)	Owned by A. Schulman Holding Company France
(7)	65% owned (in joint venture) by A. Schulman International, Inc.
(8)	Owned by A. Schulman S.a.r.l.
(9)	Owned 90% by A. Schulman Europe GmbH & Co. KG and 10% by A. Schulman, Inc.
(10)	Owned by A. Schulman Holdings S.ár.l
(11)	Owned by AS Worldwide LLC & Cie, S.C.S.
(12)	Owned by ICO-Schulman, LLC.
(13)	Owned 99.99% by A. Schulman Plastics BVBA and 0.01% by A. Schulman Holdings S.ar.l
(14)	Owned 99% by A. Schulman Holdings (France) SAS and 1% by A Schulman Europe Verwaltungs GmbH
(15)	Owned by ICO P&O, Inc.
(16)	Owned by ICO Global Services, Inc.
(17)	Owned by A. Schulman de Mexico SA de CV

(18)	Owned by ICO Polymers, Inc.
(19)	Owned by Wedco Technology, Inc.
(20)	Owned 99% by ICO Polymers, Inc. and 1% ICO Holdings LLC
(21)	Owned by ICO Technology, Inc.
(22)	Owned by A. Schulman Europe International B.V.
(23)	Owned by ICO Polymers France S.A.S.
(24)	Owned by ICO Holdings New Zealand Limited
(25)	Owned by J.R. Courtney (N.Z.) Limited
(26)	Owned by A. Schulman Australia Pty. Ltd.
(27)	Owned by Courtenay Polymers Pty. Limited
(28)	Owned by ICO Petrochemical Cayman Islands
(29)	Owned 99.99% by ICO Petrochemical Cayman Islands and 0.01% by ICO Polymers Cayman Islands
(30)	51% owned (in venture) by A. Schulman International, Inc.
(31)	Owned by ICO Holdings, LLC